Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements for the year ended December 31, 2004 and as of and for the quarter ended March 31, 2005 are based on the historical financial statements of Danielson Holding Corporation (“Danielson”), Covanta Energy Corporation (“Covanta”), American Ref-Fuel Holdings Corp. (“Ref-Fuel”) and Ref-Fuel Holdings LLC and give effect to the acquisition of Covanta and the proposed acquisition of Ref-Fuel and related financings. The unaudited pro forma condensed statements of combined operations are presented as if the transactions discussed below occurred on January 1, 2004 and are adjusted for events that are (1) directly attributable to the transactions, (2) expected to have continuing impact and (3) factually supportable. The unaudited pro forma condensed balance sheet is presented as if the transactions discussed below occurred on March 31, 2005 and is adjusted for events that are (1) directly attributable to the transactions and (2) factually supportable.

     On January 31, 2005, Danielson entered into a stock purchase agreement (the “Purchase Agreement”) with Ref-Fuel, an owner and operator of waste-to-energy facilities in the northeast United States, and Ref-Fuel’s stockholders (the “Selling Stockholders”) to purchase 100% of the issued and outstanding shares of Ref-Fuel capital stock. Under the terms of the Purchase Agreement, Danielson will pay $740 million in cash for the stock of Ref-Fuel and will assume debt of Ref-Fuel. After the transaction is completed, Ref-Fuel will be a wholly-owned subsidiary of Covanta.

     The acquisition is expected to close when all of the closing conditions to the Purchase Agreement have been satisfied or waived. These closing conditions include the receipt of approvals, clearances and the satisfaction of all waiting periods as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) and as required by certain governmental authorities such as the Federal Energy Regulatory Commission (“FERC”) and other applicable regulatory authorities. Danielson has been notified of the termination of the waiting period under the HSR Act and of the approval of the transaction by FERC. Other closing conditions of the transaction include Danielson’s completion of debt financing and an equity rights offering, as further described below. While it is anticipated that all of the applicable conditions will be satisfied, there can be no assurance as to whether or when all of those conditions will be satisfied or, where permissible, waived.

     The unaudited pro forma condensed combined financial statements reflect the following assumptions:

Covanta Transactions

•	Danielson purchased Covanta on January 1, 2004, pursuant to an investment and purchase agreement (the “Investment and Purchase Agreement”) for an assumed aggregate purchase price of $47.5 million which includes the cash purchase price of $29.8 million, approximately $6.4 million for professional fees and other costs incurred in connection with the acquisition, and an estimated fair value of $11.3 million for Danielson’s commitment to sell up to 3 million shares of its common stock at $1.53 per share to certain creditors of Covanta.

•	All shares associated with the acquisition of Covanta are considered issued and outstanding as of January 1, 2004, including 5.1 million of contingently returnable shares to the bridge lenders (“Bridge Shares”), 8.75 million shares that resulted from the conversion of a part of the convertible bridge loan and 27.4 million shares issued in connection with the pro rata rights offering to all Danielson Stockholders.

•	Covanta emerged from bankruptcy on January 1, 2004 simultaneous with Danielson’s purchase of Covanta. Accordingly, a purchase price allocation of fair values to the assets acquired and liabilities assumed has been performed at the assumed date of acquisition in conformity with Statement of Financial Accounting Standards (SFAS) No. 141 “Business Combinations” and SFAS No. 109 “Accounting for Income Taxes”. In addition to purchase price allocation adjustments, Covanta’s assumed emergence from Chapter 11 proceedings on January 1, 2004 resulted in a new reporting entity and adoption of fresh-start accounting as of that date, in accordance with AICPA Statement of Position (SOP) 90-7, “Financial Reporting by Entities in Reorganization Under Bankruptcy Code”.

•	The new debt structure of Covanta that was in place on March 10, 2004 upon Covanta’s emergence from bankruptcy was assumed to be refinanced in connection with the acquisition of Ref-Fuel as of January 1, 2004 as more fully described below.

Ref-Fuel Transactions

•	The pro forma financial information has been prepared assuming the probable acquisition of Ref-Fuel by Danielson for an assumed aggregate purchase price of $2,211 million which includes the cash purchase price of $740 million, assumed debt of $1,451 million at its estimated fair value, and estimated direct transaction costs and restructuring charges of $20 million related to the acquisition.

•	At January 1, 2004, proceeds of $398 million from the issuance and shareholder exercise of rights to purchase Danielson’s common stock (the “Ref-Fuel Rights Offering”) are used to finance the transaction. In the Ref-Fuel Rights Offering, Danielson’s existing stockholders will be issued rights to purchase Danielson’s stock on a pro rata basis, with each holder entitled to purchase approximately 0.9 shares of Danielson’s common stock at an exercise price of $6.00 per full share for each share of Danielson’s common stock then held. Assuming a full participation in the Ref-Fuel Rights Offering, an additional 66,377,000 shares were assumed issued and outstanding as of January 1, 2004 (based on the factor of 0.9 applied to 73,752,000 shares outstanding near the time of this filing).

•	The consummation of a debt financing package to finance the transaction, refinance the existing recourse debt of Covanta, and provide additional liquidity for Covanta (“Debt Financing Package”) is assumed to have occurred as of January 1, 2004. The financing consists of two tranches, each of which will be secured by pledges of the stock of Covanta’s subsidiaries that has not otherwise been pledged, guarantees from certain of Covanta’s subsidiaries and all other available assets of Covanta’s subsidiaries. The first tranche, a first priority senior secured bank facility, is expected to be comprised of a funded $250 million term loan facility, a $100 million revolving credit facility and a $340 million letter of credit facility. The revolving credit facility and the letter of credit facility will be available for Covanta’s needs in connection with its domestic and international businesses, including the existing businesses of Ref-Fuel. The second tranche is expected to be a second priority senior secured funded $425 million term loan facility, $212.5 million of which may be replaced by fixed rate notes within 120 days after the closing of the financing without premium or penalty.

•	The April 30, 2004 “Equalization Transactions” and the ownership changes that occurred on August 31, 2004 between and among Ref-Fuel and its owners are assumed to have taken place on January 1, 2004.

•	The current project and other debt of Ref-Fuel subsidiaries will not be refinanced in connection with the acquisition, except for the assumed repurchase of the MSW II notes with an outstanding principal amount of $225 million at a price equal to 101% plus accrued and unpaid interest. Danielson’s existing commitments from Goldman Sachs Credit Partners and Credit Suisse First Boston provide sufficient financing for any such repurchases. In addition, existing revolving credit and letter of credit facilities of American Ref-Fuel Company LLC (the parent of each Ref-Fuel project company) will be cancelled and replaced with new facilities at the Covanta level. Danielson will incur additional fees on the notes repurchased, plus additional transaction costs relating to such repurchases. The amount of such additional fees and transaction costs will depend on whether and to what extent any such repurchases are required.

     The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Covanta’s separate historical financial statements (i) as of and for the year ended December 31, 2004 included in Covanta’s Annual Report on Form 10-K, as amended, and (ii) as of and for the quarter ended March 31, 2005 included in Covanta’s Quarterly Report on Form 10-Q;

•	Danielson’s separate historical financial statements (i) as of and for the year ended December 31, 2004 included in Danielson’s Annual Report on Form 10-K, as amended, and (ii) as of and for the quarter ended March 31, 2005 included in Danielson’s Quarterly Report on Form 10-Q; and

•	Ref-Fuel’s separate historical financial statements (i) as of and for the year ended December 31, 2004 included in Danielson’s Form 8-K filed on April 7, 2005, and (ii) as of and for the quarter ended March 31, 2005 included in this Form 8-K/A.

•	The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the results of operations or financial position of the combined companies that would have occurred had the transactions been consummated on January 1, 2004, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not give consideration to expense savings or asset dispositions and are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. The adjustments made to the financial statements are based upon the preliminary work of Danielson and its consultants. Since the Ref-Fuel transactions have not been consummated, the allocation of purchase price to Ref-Fuel is preliminary and subject to change as additional information and analysis is obtained and as more detailed valuation studies are completed. Based upon this preliminary purchase price allocation, the excess of purchase price over the net assets acquired, or goodwill, is approximately $353.7 million. The actual amounts that will be recorded based upon Danielson’s final assessment of fair values may differ substantially from the information presented in these pro forma condensed financial statements, particularly with respect to the purchase price allocation between tangible and intangible assets and the amount of goodwill recorded.

•	Danielson and its external valuation consultants used a blend of the income and cost valuation approaches to determine the fair values for Ref-Fuel’s property, plant and equipment. Relatively greater weight was placed on the income approach, consistent with the methodologies previously used by Danielson to value the assets of Covanta upon its emergence from bankruptcy. The income approach determines the present value of estimated income over the remaining life of the specific asset or business using a discount rate appropriate for the related risk.

•	Danielson and its external valuation consultants based estimates of future energy prices on recent market information and trends. In some cases, these prices are higher then those previously used by Ref-Fuel and its valuation consultants in determining fair values pursuant to a prior valuation of Ref-Fuel as of December 12, 2003. Use of higher estimates of future energy prices has the impact of allocating higher values to Ref-Fuel’s property, plant and equipment and reduces the values allocated to the contractual intangible assets. Higher future energy prices result in lower values for contracts with fixed pricing, resulting in lower fair values ascribed to contract-related intangible assets. Conversely, the value of future benefits of ownership of the business would be higher, resulting in higher fair values ascribed to property, plant and equipment.

Unaudited pro forma condensed combined balance sheet (dollars in thousands)
As of March 31, 2005

	Danielson	American	Pro		Pro
	Holding	Ref-Fuel	forma		forma
	Corp.	Holdings Corp.	adjustments		combined

ENERGY SERVICES ASSETS
Cash and cash equivalents	$58,012	$57,610	$(32,000)	l	$83,622
Marketable securities available for sale	4,100				4,100
Restricted funds held in trust	121,525	46,734			168,259
Restricted funds for emergence costs	24,476				24,476
Receivables, net	112,146	68,241			180,387
Unbilled service receivables	56,650				56,650
Deferred income taxes	14,747	9,806			24,553
Other current assets	52,514	16,140	(1,500)	l	67,154

Current assets	444,170	198,531	(33,500)		609,201

Property, plant and equipment, net	814,110	1,185,048	599,191	q	2,598,349
Service and energy contracts and other intangible assets, net	173,108	526,445	(142,340)	q	557,213
Goodwill		123,984	229,739	m	353,723
Restricted funds held in trust	123,918	92,389			216,307
Investments in and advances to investees and joint ventures	67,784				67,784
Unbilled service receivables	95,799				95,799
Other assets	61,305	11,755	33,000	n	112,810
			6,750	t

Total Energy Services assets	1,780,194	2,138,152	692,840		4,611,186

PARENT COMPANY AND INSURANCE ASSETS
Cash and cash equivalents	20,384				20,384
Investments in fixed maturity debt securities and equity securities	57,345				57,345
Reinsurance recoverable on paid and unpaid losses, net of allocations	19,540				19,540
Deferred income taxes	18,083				18,083
Other assets	12,535				12,535

Total Parent Company and Insurance assets	127,887	—	—		127,887

Total assets	$1,908,081	$2,138,152	$692,840		$4,739,073

ENERGY SERVICES LIABILITIES
Accounts payable and accrued liabilities	124,322	74,602	10,500	o	209,424
Current portion of recourse debt	113	20,000			20,113
Current portion of project debt	114,719	55,713	4,465	q	174,897
Accrued emergence costs	24,476				24,476
Other current liabilities	14,167				14,167

Current liabilities	277,797	150,315	14,965		443,077

Long-term recourse debt	313,891	903,325	13,269	q	1,591,685
			361,200	n
Long-term project debt	799,259	459,768	(5,982)	q	1,253,045
Deferred taxes	116,406	156,584	169,455	r	442,445
Other liabilities	98,281	219,963	(6,871)	q	311,373

Total Energy Services liabilities	1,605,634	1,889,955	546,036		4,041,625

PARENT COMPANY AND INSURANCE LIABILITIES
Unpaid losses and loss adjustment expenses	61,190				61,190
Other liabilities	10,355				10,355

Total Parent Company and Insurance liabilities	71,545	—	—		71,545

Minority interests	83,825	701			84,526
Total stockholders’ equity	147,077	247,496	146,804	p	541,377

Total liabilities and stockholders’ equity	$1,908,081	$2,138,152	$692,840		$4,739,073

Unaudited pro forma condensed statement of combined operations (in thousands, except per share data)
for the three months ended March 31, 2005

	Danielson	American	Pro		Pro
	Holding	Ref-Fuel	forma		forma
	Corp.	Holdings Corp	adjustments		combined

REVENUES
Energy:
Service revenues	$111,458	$64,639	$(1,758)	h	$174,339
Energy and steam sales	58,788	32,388	14,764	h	105,940
Other	690	3,204			3,894

	170,936	100,231	13,006		284,173
Insurance and other:
Net earned premiums	3,471				3,471
Net investment income	487				487
Net other income	43				43

	4,001	—	—		4,001
COSTS AND EXPENSES
Energy:
Plant operating expenses	119,496	52,794			172,290
Depreciation and amortization	16,320	16,736	13,006	h	49,554
			3,492	q
Net interest on project debt	9,633		7,460	i	17,408
			315	t
Selling, general and administrative	12,402	12,420			24,822
Other	(617)	1,386			769

	157,234	83,336	24,273		264,843
Insurance and other:
Net losses and loss adjustment	2,307				2,307
Other	1,437				1,437

	3,744	—	—		3,744

Operating earnings	13,959	16,895	(11,267)		19,587
Interest income	779	1,233			2,012
Interest expense	(10,321)	(21,472)	7,460	i	(30,559)
			10,560	j
			(16,447)	k
			(339)	q
Other income, net	3,718	360			4,078

Earnings before minority interests, income taxes and equity earnings	8,135	(2,984)	(10,033)		(4,882)
Minority interests	(1,550)	(37)			(1,587)
Tax benefit (expense)	(2,742)	1,259	4,070	s	2,587
Equity in income (loss) of unconsolidated subsidiaries	6,460				6,460

Net Earnings	$10,303	$(1,762)	$(5,963)		$2,578

Earnings per common share
Basic	$0.14				$0.02
Diluted	$0.13				$0.02

Weighted average common shares outstanding
Basic	72,964		66,377		139,341
Diluted	77,072		69,077		146,149

Unaudited pro forma condensed statement of combined operations (in thousands, except per share data)
for the year ended December 31, 2004

	Jan 1 to	Jan 1 to	Jan 1 to	Jan 1 to	Jan 1 to
	Dec 31, 2004	Mar 10, 2004	Mar 10, 2004	Dec 31, 2004	Apr 30, 2004
	Danielson	Covanta	Deconsolidation	American	Ownership Changes	Pro		Pro
	Holding	Energy	of Covanta	Ref-Fuel	of Ref-Fuel	forma		forma
	Corp.	Corp.	Entities (a)	Holdings Corp	Entities (g)	adjustments		combined

REVENUES

Energy:
Service revenues	$374,622	$89,867	$(5,282)	$194,950	$89,496	$(7,171)	h	$736,482
Energy and steam sales	181,074	53,307	(535)	93,188	41,566	59,770	h	428,370
Other	1,506	58		10,506	6,475			18,545

	557,202	143,232	(5,817)	298,644	137,537	52,599		1,183,397

Insurance and other:
Net earned premiums	17,998							17,998
Net investment income	2,405							2,405
Net other income	465							465

	20,868	—	—	—	—	—		20,868

COSTS AND EXPENSES

Energy:
Plant operating expenses	354,542	100,774	(3,632)	116,089	73,322			641,095
Depreciation and amortization	52,632	13,426	(786)	45,154	22,842	(12,640)	b	199,168
						8,598	c
						3,375	d
						52,599	h
						13,968	q
Net interest on project debt	32,586	13,407	(1,045)			(3,419)	e	75,785
						1,263	t
						32,993	i
Selling, general and administrative	38,076	7,597	(322)	30,216	15,031			90,598
Other	(832)	(2,234)	116	1,765	342			(843)

	477,004	132,970	(5,669)	193,224	111,537	96,737		1,005,803

Insurance and other:
Net losses and loss adjustment	12,861							12,861
Other	10,850							10,850

	23,711	—	—	—	—	—		23,711

Operating earnings	77,355	10,262	(148)	105,420	26,000	(44,138)		174,751
Interest income	1,858	935		2,967	1,022			6,782
Interest expense	(43,739)	(6,142)	6	(69,219)	(21,626)	32,993	i	(125,666)
						53,213	j
						(65,788)	k
						(5,364)	q
Other income, net				303	122			425
Reorganization items		(58,282)				58,282	f	-
Fresh start adjustments		(399,063)				399,063	f	-
Gain on extinguishment of debt		510,680				(510,680)	f	-

Earnings before equity earnings minority interests, income taxes and discontinued operations	35,474	58,390	(142)	39,471	5,518	(82,419)		56,292

Minority interests	(6,869)	(2,511)		(12,283)	11,372			(10,291)
Tax benefit (expense)	(11,535)	(30,240)		(17,818)		33,699	s	(25,894)
Equity in income (loss) of unconsolidated subsidiaries	17,024	3,924	142	6,148	(6,148)			21,090

Net earnings	$34,094	$29,563	$—	$15,518	$10,742	$(48,720)		$41,197

Earnings per common share
Basic	$0.54							$0.30
Diluted	$0.52							$0.29

Weighted average common shares outstanding
Basic	63,469					75,477		138,946
Diluted	65,742					78,460		144,202

Note 1: BASIS OF PRESENTATION

Danielson

     As required by the Investment and Purchase Agreement, Covanta filed a proposed plan of reorganization, proposed plan of liquidation for specified non-core businesses, and the related draft disclosure statement, each reflecting the transactions contemplated under the Investment and Purchase Agreement, with the Bankruptcy Court of the Southern District of New York (the “Bankruptcy Court”). On March 5, 2004, the Bankruptcy Court confirmed the proposed plans (the “Reorganization Plan”). Under the terms of the Investment and Purchase Agreement, Danielson acquired 100% of Covanta’s equity on March 10, 2004. The results of operations from Covanta are included in Danielson’s consolidated results of operations from March 10, 2004.

     The aggregate purchase price was $47.5 million which included the cash purchase price of $29.8 million, approximately $6.4 million for professional fees and other estimated costs incurred in connection with the acquisition, and an estimated fair value of $11.3 million for Danielson’s commitment to sell up to 3 million shares of its common stock at $1.53 per share to certain creditors of Covanta.

     The pro forma financial information has been prepared based upon the allocation of values to Covanta’s assets acquired and liabilities assumed at the pro forma date of acquisition, in conformity with Statement of Financial Accounting Standards (SFAS) No. 141 “Business Combinations” and SFAS No. 109 “Accounting for Income Taxes”. Final fair value determinations of the tangible and intangible assets were made by management based on anticipated discounted cash flows using currently available information. Management’s estimate of the fair value of long-term debt was based on the new principal amounts of recourse debt that was part of the reorganized capital structure of Covanta upon emergence. Management’s estimate of the fair value of project debt was based on market information available to Covanta. Covanta engaged valuation consultants to review its valuation methodology which concluded in the first quarter of 2005.

     The following depicts the summary balance sheet of Covanta after the final purchase price allocation as of March 10, 2004 (dollars in thousands):

Current assets	$522,659
Property, plant and equipment	814,369
Intangible assets	191,943
Other assets	327,065

Total assets acquired	$1,856,036

Current liabilities	$364,480
Long-term debt	328,053
Project debt	850,591
Deferred income taxes	88,405
Other liabilities	176,982

Total liabilities acquired	$1,808,511

Net assets acquired	$47,525

The acquired intangible assets of $191.9 million primarily related to service on publicly-owned waste-to-energy projects and energy contracts, with an appropriate 17-year weighted average useful life. However, many such contracts have remaining lives that are significantly shorter.

Ref-Fuel

     The following table summarizes the preliminary allocation of values to the assets acquired and liabilities assumed at the pro forma date of acquisition of March 31, 2005. Since the Ref-Fuel transactions have not been consummated, the allocation of purchase price to Ref-Fuel is preliminary and subject to change as additional information and analysis is obtained. Danielson is in the process of performing the valuation studies necessary to finalize the fair values of the assets and liabilities of Ref-Fuel and the related allocation of purchase price. Danielson expects that adjustments to preliminary fair values may include those relating to:

•	property, plant, and equipment, intangibles, goodwill and debt, all of which may change based on consideration of additional analysis by Danielson and its valuation consultants;

•	accrued expenses for transaction costs and restructuring efforts which may change based on identification of final fees and costs; and

•	tax liabilities and deferred taxes, which may be adjusted based upon additional information to be received from taxing authorities and which result from changes in the allocated book basis of items for which deferred taxes are provided.

     The following depicts the summary balance sheet of Ref-Fuel after the preliminary purchase price allocation as of March 31, 2005 (dollars in thousands):

Purchase price
Cash	$740,000
Debt assumed	1,450,558
Estimated direct transaction costs	9,250
Estimated restructuring charges	10,500

Total	$2,210,308

Preliminary purchase price allocation
Tangible assets less liabilities assumed	$1,971,920
Intangible assets, net	211,405

Goodwill	353,723

Deferred tax liability	(326,039)
Minority interest	(701)

Total preliminary purchase price allocation	$2,210,308

Note 2: PRO FORMA ADJUSTMENTS

Adjustments for the Covanta Transactions

a.	The “Deconsolidation of Covanta Entities” column of the unaudited pro forma condensed statements of combined operations pertains to six of Covanta’s subsidiaries which had not reorganized or filed a liquidation plan under Chapter 11 of the United States Bankruptcy Code as of March 10, 2004. For the 2004 pro forma period presented, these entities were not consolidated because Covanta did not control these debtors or the ultimate outcome of their respective Chapter 11 cases. The subsidiaries related to the Tampa Bay desalination and Lake County waste-to-energy projects emerged from Chapter 11 on August 6, 2004 and December 14, 2004, respectively, when they were reconsolidated.

b.	To reverse Covanta’s historical depreciation and amortization expense, for the period January 1, 2004 to March 10, 2004.

c.	To include pro forma depreciation expense based on fair values assigned to Covanta’s property, plant and equipment for the period January 1, 2004 to March 10, 2004. The weighted average remaining useful life of property, plant and equipment acquired in the Covanta acquisition was approximately 19 years, consisting principally of energy facilities and buildings with a weighted average remaining useful life of approximately 21 years, and machinery and equipment with a weighted average remaining useful life of approximately 13 years.

d.	To include pro forma amortization expense based on fair values assigned to Covanta’s acquired intangible assets for the period January 1, 2004 to March 10, 2004, primarily service agreements on publicly owned waste-to-energy projects.

e.	To reverse Covanta’s historical amortization of bond issuance costs ($0.8 million) on outstanding project debt and include pro forma amortization of the premium on project debt ($2.6 million) based on fair values assigned to Covanta’s project debt, for the period January 1, 2004 to March 10, 2004.

f.	To remove historical reorganization items, fresh-start adjustments and the gain on extinguishment of debt resulting from Covanta’s bankruptcy proceedings. Since the pro forma condensed statement of combined operations has been prepared on the basis that Covanta’s emergence from bankruptcy and the business combination with Danielson both occurred on January 1, 2004, these items have been removed, as these transactions to effect Covanta’s reorganization would have been completed and these items would have been recorded prior to January 1, 2004.

Adjustments for the Ref-Fuel Transactions

g.	On April 30, 2004, Ref-Fuel entered into a series of transactions (“Equalization Transactions”) that changed its ownership structure. As a result of the Equalization Transactions, Ref-Fuel gained control of MSW Energy Holdings LLC, together with MSW Energy Holdings II LLC (a wholly-owned subsidiary of Ref-Fuel) on a combined basis, which owned substantially all interests in Ref-Fuel Holdings LLC. Ref-Fuel Holdings LLC is a holding company with a 100% membership interest in American Ref-Fuel Company LLC, which through subsidiaries, owns and operates six waste-to-energy facilities in the United States. As a result of the Equalization Transactions, Ref-Fuel has effective control of Ref-Fuel Holdings LLC, and therefore began consolidating its results of operations from May 1, 2004.

The “Ownership Changes of Ref-Fuel Entities” column of the unaudited pro forma condensed statement of combined operations for the year-ended December 31, 2004 pertains to entities that were not consolidated by Ref-Fuel until ownership interests changed effective April 30, 2004 (the Equalization Transactions described above). Ref-Fuel reported its 50% share of earnings from its investment in Ref-Fuel Holdings LLC under the equity method from January 1, 2004 to April 30, 2004 (four month period) and consolidated such operations from May 1, 2004 to December 31, 2004 (eight month period). In addition, as a result of the Equalization Transactions, Ref-Fuel obtained a 0.01% interest and was named managing member of MSW Energy Holdings LLC and began consolidating its operations as of April 30, 2004. On August 31, 2004, in another transaction, Ref-Fuel acquired the 99.99% non-managing interests in MSW Energy Holdings LLC. As a result, Ref-Fuel owned 100% of the interests in MSW Energy Holdings LLC after that date.

This column reverses the impact of accounting under the equity method for the investment in Ref-Fuel Holdings LLC for the four month period ended April 30, 2004, and reflects the results of operations as if they had been consolidated as of January 1, 2004. In addition, this column reflects the results of operations for MSW Energy Holdings LLC as if Ref-Fuel had owned a 100% interest in MSW Energy Holdings LLC as of January 1, 2004, which includes reversing the minority interest relating to MSW Energy Holdings LLC for the period of May 1, 2004 through August 31, 2004.

h.	In conjunction with a prior ownership change, Ref-Fuel’s energy and waste disposal revenue contracts were recorded at fair value as of December 12, 2003. Fair value adjustments for below-market contracts (primarily waste disposal) were amortized as an increase to Service Revenues. Fair value adjustments for the above-market contracts (primarily energy) were amortized as a decrease to Energy Revenues. The pro forma adjustments reclassify such amortization and record the net impact as amortization expense, consistent with Danielson’s presentation.

i.	To conform to Danielson’s accounting policy of classifying interest expense on nonrecourse project debt as an operating expense.

j.	To reverse historical interest expense (including letter of credit fees) associated with recourse debt and unfunded credit facilities refinanced with the Debt Financing Package, the net proceeds from the Ref-Fuel Rights Offering and to reverse interest expense related to the $40 million, 9% interest senior notes contributed by Ref-Fuel’s members as a result of the August 31, 2004 transactions (dollars in thousands).

	Annual	Quarter
	2004	2005
Covanta recourse debt (January 1 to March 10, 2004)	$6,142	$—
Danielson recourse debt (January 1 to December 31, 2004)	9,033	—
Covanta recourse debt and credit facilities (March 11 to December 31, 2004)	34,706	10,320
Ref-Fuel credit facilities	932	240
Ref-Fuel senior notes	2,400	—

Total	$53,213	$10,560

k.	To include pro forma interest expense based on the Debt Financing Package (dollars in thousands):

			Annual	Quarter
	Principal	Rate	2004	2005
Borrowings:
First Lien Facility	$250,000	6.25%	$15,625	$3,906
Second Lien Facility	425,000	8.25%	35,063	8,766

Total Borrowings	$675,000		$50,688	$12,672

Available for letters of credit and revolving credit:
Letter of credit availability under First Lien Facility	$340,000	3.00%	$10,200	$2,550
Revolving credit facility*	100,000	0.50%	500	125

Total unfunded	$440,000		$10,700	$2,675
Amortization of Debt Financing Package financing costs			4,400	1,100

Total			$65,788	$16,447

(*) Available for up to $75 million of letters of credit as an alternative to borrowings. This facility remains unused.

          Interest rates under the Debt Financing Package are based on the three month London InterBank Offering Rate (“LIBOR”) plus an additional percentage based on commitments from Goldman Sachs Credit Partners and Credit Suisse First Boston, which percentages are tied to Danielson’s credit ratings. The rates used to determine the pro forma adjustments above were selected with regard to Danielson’s current credit ratings and the three month LIBOR rate of 3.25% as of May 9, 2005. Each 1/8 percentage point change in the rates would impact earnings before taxes by $1.3 million for the annual period ended December 31, 2004 and $0.3 million for the quarterly period ended March 31, 2005.

l.	To record the difference between the following sources and uses of cash (dollars in thousands):

First Lien Facility	$250,000
Second Lien Facility	425,000
Ref-Fuel Rights Offering	398,300
Proceeds from MSW II Notes Refinancing	225,000

Total sources	$1,298,300

Cash consideration	$740,000
Covanta recourse debt	313,800
Estimated transaction costs	42,500
Redemption of MSW II Notes	227,250
MSW II Notes Refinancing costs	6,750

Total uses	$1,330,300

Cash payment	$32,000

     In addition to the estimated transaction costs of $42.5 million, approximately $1.5 million was paid as of March 31, 2005 and other current assets have been adjusted accordingly for pro forma purposes.

m.	To record the difference between (i) historical goodwill of Ref-Fuel ($124.0 million) and (ii) goodwill resulting from the acquisition of Ref-Fuel based on the preliminary purchase price allocation ($353.7 million).

n.	To reverse $313.8 million of post-emergence Covanta recourse debt and include $675 million under the Debt Financing Package, of which $212.5 million may be replaced by fixed rate notes within 120 days after the closing of the financing without premium or penalty. To record related financing costs of $33 million amortized over 7.5 years based on the average terms of the new facilities.

o.	Management has begun to assess and formulate plans to eliminate certain costs of the combined organization. These assessments are still in process. Based on a preliminary analysis, costs of approximately $10.5 million have been accrued for severance and benefit costs related to Ref-Fuel employees. The accrued costs have been considered part of the purchase price. This pro forma adjustment is reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2005. This adjustment is not reflected in the unaudited pro forma condensed statements of combined operations, as the adjustment is non-recurring in nature. This estimate is preliminary and subject to change based on management’s further assessments.

p.	Adjustments to stockholders’ equity (dollars in thousands):

Proceeds from Ref-Fuel Rights Offering, net of transaction costs of $4,000	$394,300
To eliminate historical Ref-Fuel stockholders’ equity	(247,496)

Total	$146,804

q.	To record the difference between the preliminary estimates of the fair values and the historical amounts of Ref-Fuel’s assets and debt that will be assumed by Danielson, and the related impacts on depreciation, amortization, and interest expense. Contract-related assets (classified as intangible assets) are attributable to revenue arrangements for which the contractual rates are greater than the market rates on the assumed date that Danielson acquired Ref-Fuel. Contract-related liabilities (classified as Other Liabilities) are attributable to revenue arrangements for which contractual rates are less than the market rates on the assumed date Danielson acquired Ref-Fuel. Since Danielson is in the process of performing the valuation studies necessary to finalize the fair values and related allocation of purchase price, the adjustments are preliminary and subject to change as additional information and analysis are obtained (dollars in thousands):

	Historical	Preliminary	Balance	Life	Expense Increase (Decrease)
	Balance	Fair Value	Adjustment	(Yrs)	Annual	Quarter
Property, plant and equipment	$1,185,048	$1,784,239	$599,191	20	$29,960	$7,490
Intangible assets:
Service and energy contracts	479,489	337,149	(142,340)	10	(14,234)	(3,559)
Non-amortizable intangibles	46,956	46,956	—	N/A	N/A	N/A

Service and energy contracts and other intangibles	526,445		(142,340)		(14,234)	(3,559)

Other liabilities:
Waste contracts and operating lease	155,122	172,700	17,578	10	(1,758)	(439)
Other	64,841	40,392	(24,449)	N/A	N/A	N/A

Other liabilities, net	219,963		(6,871)		(1,758)	(439)

Net impact on depreciation and amortization					$13,968	$3,492

Debt, current and noncurrent balances	1,438,806	1,450,558	11,752		$(10,847)	$(2,712)
Reverse historical premium amortization					16,211	3,051

Net impact on interest expense					$5,364	$339

Other adjustments

r.	To record estimated deferred income taxes at an assumed 41% combined federal and state tax rate associated with the pro forma adjustments for the fair value of debt ($4.9 million asset), property, plant and equipment ($245.7 million liability), intangible assets ($61.0 million asset), other temporary differences ($5.5 million liability) and estimated utilization of an additional $45 million of Danielson net operating loss tax carryforwards from the inclusion of Ref-Fuel in Danielson’s consolidated income tax return ($15.8 million asset using the federal tax rate of 35%).

s.	To record the estimated income tax effects associated with the pro forma adjustments to pre-tax income other than item (g) to arrive at a blended assumed effective tax rate of 46% and 53% for the combined company for the year ended December 31, 2004 and the quarter ended March 31, 2005, respectively.

t.	To record the impact of an assumed refinancing of the MSW II notes with New MSW II Notes, as described in Note 5. The estimated refinancing costs are based on 3% of the face amount of the notes and approximate $6.8 million.

(dollars in thousands)	Annual	Quarter
Historical MSW II interest expense at 7.375%	$16,594	$4,148
New MSW II Notes interest at 8.125%	(18,282)	(4,570)
Amortization of historical MSW II financing costs	1,389	348
Amortization of refinancing fees	(964)	(241)

Net (increase) in interest expense	$(1,263)	$(315)

Note 3: EARNINGS PER SHARE

     The pro forma basic income (loss) per common share data has been computed using average number of shares of common stock of Danielson, par value $0.10 per share outstanding during the relevant period, adjusted on a pro forma basis for the following:

•	Basic and diluted earnings per share and the average shares outstanding used in the calculation of basic and diluted earnings per share of common stock and shares of common stock outstanding for the pro forma year ended December 31, 2004 and quarter ended March 31, 2005 have been adjusted, as necessary, to reflect the following equity transactions, as if they occurred on January 1, 2004, the issuance of; (i) 5.1 million of Bridge Shares, (ii) 27.4 million shares in connection with a pro rata rights offering to all Danielson stockholders on May 18, 2004, (iii) 8.75 million shares pursuant to the conversion of approximately $13.4 million in principal amount of Danielson Convertible notes and (iv) 66.4 million shares associated with the Ref-Fuel Rights Offering. In addition, diluted earnings per share and the average shares used in the calculation of diluted earnings per share of common stock and shares of common stock outstanding for the pro forma year ended December 31, 2004 and quarter ended March 31, 2005 have been adjusted, as necessary, to reflect the following additional equity transactions, as if they occurred on January 1, 2004; (i) Danielson’s commitment to sell up to 3 million shares of its common stock at $1.53 per share to certain creditors of Covanta and (ii) an additional 2.7 million shares to such creditors in such offering.

Note 4: PENSION COST

     At March 10, 2004, the amount of acquired Covanta unfunded pension liability totaled $18.5 million, net of previously recorded amounts. The $18.5 million was recorded as a liability in the successor’s opening balance sheet. Covanta’s historical net periodic pension and postretirement benefit costs for the periods March 11, 2004 through December 31, 2004, January 1, 2004 through March 10, 2004, and for the year ended December 31, 2003, amounted to $7.6 million, $1.8 million and $8.8 million, respectively for pension costs; and amounted to $0.6 million, $0.3 million and $2.0 million, respectively for post-retirement benefit costs. Covanta’s net periodic and postretirement benefit costs for three months ended March 31, 2005 amounted to $2.0 million and $0.2 million, respectively.

Note 5: POTENTIAL ADDITIONAL FINANCING

     The current project and other debt of Ref-Fuel subsidiaries is not intended to be refinanced in connection with the acquisition. Under certain conditions, existing note holders of two subsidiaries of Ref-Fuel, MSW Energy Holdings LLC (“MSW I”) and MSW Energy Holdings II LLC (“MSW II”), may require that such notes be repurchased by those subsidiaries at a price equal to 101% of their principal amount plus accrued and unpaid interest. The outstanding principal amount of the MSW I notes is $200 million, while the outstanding principal amount of the MSW II notes is $225 million. Whether any or all of these notes will be tendered for repurchase will depend upon market conditions prevailing immediately prior to the closing date for such repurchases, which may be between 30 to 120 days after the closing of Danielson’s acquisition of Ref-Fuel.

     Danielson has assumed in these unaudited pro forma condensed combined financial statements, based in part on the current trading price of the notes, that all of the MSW II notes, and none of the MSW I notes, are required to be repurchased. If some or all of the note holders of MSW I notes were to require their notes to be repurchased, Danielson would incur additional fees and transaction costs, as well as additional annual interest expense. If all of the MSW I notes were repurchased along with all of the MSW II notes, Danielson estimates that based upon discussions with its financial advisors, the maximum amount of such additional fees and transaction costs on the MSW I refinancing would be approximately $6.0 million, and estimates the maximum amount of such additional annual interest expense would be approximately $1.0 million on an annual basis. This incremental $1.0 million of interest expense on the MSW I notes assumes a refinanced interest rate of 9%.

     The interest rate on the MSW II refinancing is assumed to be 8.125%. If the MSW I and MSW II notes are both required to be refinanced in full, and if the refinanced interest rate on the MSW II notes was 9%, Danielson would incur approximately $2.0 million of additional interest expense.

     Danielson has existing commitments from Goldman Sachs Credit Partners and Credit Suisse First Boston to provide financing sufficient to repurchase all or a portion of such notes. Danielson can provide no assurance as to whether any such repurchases will occur, the principal amount of any such repurchases, whether it could successfully finance such repurchases, or that the above estimates of maximum cost and expense will not be exceeded.